Exhibit 99.3

BRAD FOOTE GEAR WORKS, INC.

CONTENTS

Page
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	2
CONSOLIDATED FINANCIAL STATEMENTS:
Consolidated Balance Sheet as of September 30, 2007	3
Consolidated Statement of Operations—Nine Months ended September 30, 2007	4
Consolidated Statement of Shareholders’ Equity—Nine Months ended September 30, 2007	5
Consolidated Statement of Cash Flows—Nine Months ended September 30, 2007	6
Notes to Consolidated Financial Statements	7-19

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Shareholders of Brad Foote Gear Works, Inc.

We have audited the accompanying consolidated balance sheet of Brad Foote Gear Works, Inc.  (“Brad Foote”, the “Company”) as of September 30, 2007, and the related statements of operations, shareholders’ equity, and cash flows for the nine months ended September 30, 2007. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Brad Foote Gear Works, Inc. as of September 30, 2007, and the results of its operations and its cash flows for the nine months ended September 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 11, Brad Foote Gear Works, Inc. was acquired by Broadwind Energy, Inc. on October 19, 2007.

GRANT THORNTON LLP

Milwaukee, Wisconsin
May 19, 2009

BRAD FOOTE GEAR WORKS, INC.

CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2007

(In thousands, except share data)

ASSETS
Current assets:
Cash	$3
Accounts receivable, net of allowance of $2,839	7,200
Inventories, net of allowance of $573	12,680
Prepaid expenses and other current assets	659
Total current assets	20,542

Property and equipment:
Land	949
Buildings	1,651
Machinery and equipment	37,687
Leasehold improvements	1,054
Total Property and equipment	41,341
Less accumulated depreciation	(13,832)
Net property and equipment	27,509

Other assets:
Deposits	163
TOTAL ASSETS	$48,214

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Checks drawn in excess of bank balance	$6,590
Current maturities of long-term debt	10,014
Current portions of capital lease obligations	138
Accounts payable	6,320
Accrued liabilities	2,722
Unearned revenue	203
Total current liabilities	25,987

Long-term debt, net of current maturities	17,516
Capital lease obligations, net of current portions	289
Interest rate swaps	234
Total liabilities	44,026

Commitments and contingencies - see Note 10

Shareholders’ equity:
Common stock, $1.00 par value: 100,000 shares authorized; 1,000 shares issued and outstanding	1
Additional paid-in capital	1,782
Retained earnings	2,087
Interest in Variable Interest Entities	318
Total shareholders’ equity	4,188
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$48,214

The accompanying notes are an integral part of these financial statements.

BRAD FOOTE GEAR WORKS, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007

(In thousands)

Net sales	$55,910
Cost of sales	47,693
Gross margin	8,217

Operating costs and expenses:
Selling, general and administrative expenses	10,020
Operating loss	(1,803)

Other income (expense):
Interest expense	(1,000)
Realized loss on foreign currency transactions	(131)
Other, net	141
Expense relating to variable interest entity	(27)
Total other expense, net	(1,017)
Net loss	$(2,820)

The accompanying notes are an integral part of these financial statements.

BRAD FOOTE GEAR WORKS, INC.

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007

(In thousands, except share data)

	Common Stock				Interest in
	Shares		Additional		Variable
	Issued and	Issued	Paid-in	Retained	Interest
	Outstanding	Amount	Capital	Earnings	Entities	Total

Balance, December 31, 2006	1,000	$1	$499	$6,491	$—	$6,991

Distributions	—	—	—	(1,611)	—	(1,611)
Capital contributions	—	—	—	—	345	345
Stock issued for compensation	—	—	1,283	—	—	1,283
Net loss	—	—	—	(2,793)	(27)	(2,820)

Balance, September 30, 2007	1,000	$1	$1,782	$2,087	$318	$4,188

The accompanying notes are an integral part of these financial statements.

BRAD FOOTE GEAR WORKS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007

(In thousands)

Cash flows from operating activities:
Net loss	$(2,820)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation expense	1,283
Depreciation	2,215
Gain on disposal of property and equipment	(250)
Change in valuation of interest rate swap	101
Changes in operating assets and liabilities:
Accounts receivable	1,515
Inventories	189
Prepaid expenses and other current assets	(257)
Deposits	(43)
Accounts payable	559
Accrued liabilities	(760)
Unearned revenue	(327)
Net cash provided by operating activities	1,405
Cash flows from investing activities:
Purchases of property and equipment	(10,687)
Proceeds from disposals of property and equipment	250
Net cash used in investing activities	(10,437)
Cash flows from financing activities:
Checks issued in excess of bank balance	1,460
Payments of long-term debt	(5,474)
Proceeds from long-term debt	14,339
Proceeds from capital contributions - variable interest entity	345
Principal payments on capital leases	(24)
Distributions paid	(1,611)
Net cash provided by financing activities	9,035
Net increase in cash	3
Cash at beginning of period	—
Cash at end of period	$3

Supplemental cash flow information:
Cash paid for interest	$1,212

Non-cash investing and financing activities:
Assets acquired under capital lease obligations	$258
Deposits payable	$120

The accompanying notes are an integral part of these financial statements.

BRAD FOOTE GEAR WORKS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2007

(In thousands, except as noted)

Note 1—Nature of business and summary of significant accounting policies

Organization

Brad Foote Gear Works, Inc. (“Brad Foote” the “Company”) is a Subchapter S Corporation incorporated under the laws of the State of Illinois, United States of America.  The Company is engaged in the production of large, high-quality industrial gearing systems for industrial markets as diverse as wind energy, oil and gas production, mining, and other heavy manufacturing industries.  The Company has operating facilities in Cicero, Illinois and Pittsburgh, Pennsylvania.  On October 19, 2007, Broadwind Energy, Inc. (“Broadwind”, formerly known as, “Tower Tech Holdings, Inc.”) acquired all of the outstanding stock of Brad Foote.  Refer to Note 11, “Subsequent events” for further information on the acquisition of Brad Foote.

Basis of consolidation

The Company applies Financial Accounting Standards Board (“FASB”) Interpretation No. 46 (revised 2003), Consolidation of Variable Interest Entities—an Interpretation of ARB No. 51 (“FIN 46(R)”) when determining whether to consolidate a Variable Interest Entity (“VIE”). FIN 46(R) requires that an equity investor in a VIE have significant equity at risk (generally a minimum of 10%) and hold a controlling interest, evidenced by voting rights, and absorb a majority of the entity’s expected losses, receive a majority of the entity’s expected returns, or both. If the equity investor is unable to evidence these characteristics, the entity that retains these ownership characteristics will be required to consolidate the VIE. Refer to Note 2, “Consolidation of variable interest entity” for further information on the consolidated VIE.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Cash

As part of the Company’s cash management program, checks are issued to vendors prior to the transfer of funds from its bank revolving note to its demand deposit accounts.  Amounts for these checks drawn in excess of the Company’s financial statement cash account balance are presented as a current liability on the financial statements.  Any reported cash balances as of September 30, 2007 are comprised of actual cash balances only, and do not include cash equivalents.  The balances, at times, may exceed federally insured limits.

Customer concentrations and receivables

The Company sells to domestic companies and grants uncollateralized credit to customers on an individual basis based on the customer’s financial condition and credit history. Credit is typically extended on a net 30-day basis.

BRAD FOOTE GEAR WORKS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2007

(In thousands, except as noted)

Note 1—Nature of business and summary of significant accounting policies (continued)

Customer deposits are frequently required at various stages of the production process to minimize credit risk.

Sales to four customers as of and for the nine months ended September 30, 2007 accounted for approximately 66% and 46% of net sales and total outstanding accounts receivable, respectively.

Management established an allowance for doubtful accounts receivable based on its review of all outstanding amounts on a regular basis. Allowances are generally made for accounts outstanding for 90 days or more, but may vary based on customer circumstances, history with the Company, or other circumstances.  The Company monitors the collections and write-off experience to assess whether or not adjustments to the allowance percentage estimates are necessary. Changes in trends in any of the factors that the Company believes impact the realizability of the accounts receivable or modifications to our credit standards, collection practices and other related policies may impact the allowance for doubtful accounts and the financial results. Bad debt expense for the nine months ended September 30, 2007 was $1,755.

Inventories

Inventories are stated at the lower of cost or market by comparing the cost of each item in inventory to its most recent sales price or sales order price. Any excess of cost over the net realizable value of inventory components is included in the Company’s inventory allowance. Market value of inventory, and management’s judgment of the need for reserves, encompasses consideration of other business factors including physical condition, inventory holding period, contract terms, and usefulness. Inventories are valued based on an average cost method that approximates the first-in, first-out (FIFO) basis.

Inventories consist of material components and work-in-process.  Material components consist of components and parts for general production use.  Components can be purchased from third parties as well as sub-assembly components manufactured by the Company that will be used to produce final customer products.  Work-in-process consists of labor and overhead, processing costs, purchased subcomponents, and materials purchased for specific customer orders.

The components of inventories as of September 30, 2007 are summarized as follows:

Material components	$4,453
Work-in-process	8,800
13,253
Less: Reserve for excess and obsolete inventory	(573)
Net inventories	$12,680

Property and equipment

Property and equipment are stated at cost. Expenditures for additions and improvements are capitalized, while replacements, maintenance, and repairs that do not improve or extend the lives of the respective assets are expensed as incurred.  Property or equipment sold or disposed of is removed from the respective property accounts, with any corresponding gains and losses recorded to other income or expense in our consolidated statement of operations.  Depreciation is recognized using the straight-line method over the estimated useful lives of the related assets for financial reporting purposes.  In some instances, depreciation is recognized using the double declining balance method over the shorter estimated useful lives due to the Company’s utilization of the related assets.  The Company capitalizes interest costs incurred on indebtedness used to construct property, plant and equipment in

BRAD FOOTE GEAR WORKS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2007

(In thousands, except as noted)

Note 1—Nature of business and summary of significant accounting policies (continued)

accordance with the pronouncement provisions of Statement of Financial Accounting Standards (“SFAS”) No. 34, Capitalization of Interest Cost. Capitalized interest is recorded as part of the asset to which it relates and is amortized over the asset’s estimated useful life. Interest cost capitalized was $153 for the nine months ended September 30, 2007.

The estimated lives of property and equipment as of September 30, 2007 are as follows:

Land	Not depreciable
Buildings	39 years
Machinery and equipment	3 to 10 years
Leasehold improvements	Lesser of useful life or lease term

Depreciation expense for the nine months ended September 30, 2007 was $2,215.  As of September 30, 2007, property and equipment not yet placed into service totaled $3,228.  Accordingly, no depreciation expense has been recorded for such assets not yet placed into service.

Long-lived assets

The Company accounts for long-lived assets in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The carrying values of long-lived assets, including, but not limited to, property and equipment, are depreciated over their estimated useful lives, and are periodically evaluated for impairment when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the expected undiscounted future cash flows from such asset is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair values are reduced for the cost to dispose. The Company has reviewed long-lived assets with estimable useful lives and determined that the carrying values as of September 30, 2007 are recoverable in future periods.

Product warranty liability

The Company warrants its products against certain defects based on contract terms.  Warranty periods are generally either eighteen months from shipment or one year in service at the customer site, and cover defects in material and workmanship. From time to time, customers may submit warranty claims against the Company.   In certain cases, the Company has recourse provisions for items that would enable recovery from third parties for amounts paid to customers under warranty provisions.  Management estimates product warranty liability based on historical activity and known customer specific product warranty claims.  As of September 30, 2007, the Company’s estimated product warranty liability was $664, and is recorded within accrued liabilities in the consolidated balance sheet.

Derivative financial instruments

The Company currently uses derivative financial instruments in the form of interest rate swaps to minimize the effect of interest rate fluctuations on certain of our outstanding debt and accounts for these derivative financial instruments in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities

BRAD FOOTE GEAR WORKS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2007

(In thousands, except as noted)

Note 1—Nature of business and summary of significant accounting policies (continued)

(“SFAS 133”) as amended. Our derivative financial instruments are recognized on our consolidated balance sheet at fair value. These derivatives do not qualify for hedge accounting treatment as defined under SFAS 133 and accordingly, all respective gains or losses on these derivative financial instruments are reported in other income or expense in our consolidated statement of operations.

Share-based compensation

SFAS No. 123 (revised), Share-Based Payments (“SFAS 123R”) replaced Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, for periods beginning in 2006.  SFAS 123R requires that all share-based payments to employees and non-employee directors, including grants of stock options and shares of non-vested stock, be recognized in the financial statements based on the estimated fair value of the equity or liability instruments issued.

The Company granted shares to an officer to align the officer’s interest in the Company with the current shareholders, which provided compensation for services rendered.  The granted shares were in the form of direct equity, and not in the form of options or restricted stock.  No service requirements were necessary, and the compensation expense in the amount of $1,283 was recorded on the grant date.  The grant date occurred during the nine month ended September 30, 2007, and the compensation expense is reflected in the consolidated statement of operations. The Company determined the fair value of the granted shares based on the percentage of total cash and common stock consideration paid by Broadwind to acquire all outstanding common stock of Brad Foote on October 19, 2007. Refer to Note 11, “Subsequent events” for further information on the acquisition of Brad Foote.

Income taxes

The Company has elected to be treated as a Subchapter S Corporation under the Internal Revenue Code.  Accordingly, there is no provision for income taxes because such taxes are the liability of the individual shareholders.

Revenue recognition

Revenue from sales of products is recognized at the time title and the risks and rewards of ownership pass. This occurs when the products are shipped per customers’ instructions, the sales price is fixed and determinable, and collection is reasonably assured.  Customer deposits and other receipts are generally deferred and recognized when the related revenue is earned.

Cost of sales

The Company’s cost of sales represents all direct and indirect costs associated with the production of products for sale to customers. This includes operation and maintenance of our equipment, direct and indirect labor and benefits, repairs and maintenance of our equipment, insurance, equipment rentals, freight in, and depreciation. Freight out to customers is classified as a selling expense and is excluded from cost of sales. For the nine months ended September 30, 2007, freight out was $113.

Fair value of financial instruments

The respective carrying value of certain on-balance sheet financial instruments approximates their fair values. These financial instruments include cash, accounts receivable, accounts payable and accrued liabilities, indebtedness to related parties and long-term debt. SFAS No. 107, Disclosures about Fair Value of Financial

BRAD FOOTE GEAR WORKS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2007

(In thousands, except as noted)

Note 1—Nature of business and summary of significant accounting policies (continued)

Instruments defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. Fair values were assumed to approximate cost or carrying values as most of the debt was incurred recently and the assets were acquired within one year. Management is of the opinion that the Company is not exposed to significant interest, credit, or currency risks arising from these financial instruments.

Effect of recently issued accounting standards

In July 2006, FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 clarifies the accounting treatment (recognition and measurement) for an income tax position taken in a tax return and recognized in a company’s financial statements. The new standard also contains guidance on “derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.” The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. FIN 48 applies to all tax positions for income taxes accounted for in accordance with SFAS No. 109, Accounting for Income Taxes. FIN 48 requires that uncertain tax positions be reviewed and assessed, with recognition and measurement of the tax benefit based on a “more likely than not” standard.

In May 2007, the FASB issued FASB Staff Position (“FSP”) FIN 48-1, Definition of a Settlement in FASB Interpretation No. 48 (“FSP FIN 48-1”). FSP FIN 48-1 provides guidance on how an enterprise should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. In determining whether a tax position has been effectively settled, entities must evaluate (i) whether taxing authorities have completed their examination procedures; (ii) whether the entity intends to appeal or litigate any aspect of a tax position included in a completed evaluation; and (iii) whether it is remote that a taxing authority would examine or re-examine any aspect of a taxing position. The Company adopted the provisions of FIN 48 and FSP FIN 48-1 on January 1, 2007. At that time, the Company concluded there were no uncertain tax positions warranting adjustments to reflect the cumulative effect of adopting these standards. See Note 7 “Income Taxes” for further discussion of the impact of the application and adoption of these standards.

In September 2006, the U.S. Securities and Exchange Commission (“SEC”) staff issued Staff Accounting Bulletin (“SAB”) No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB 108”). SAB 108 addresses diversity in practice of quantifying financial statement misstatements. It establishes an approach that requires quantification of financial statement misstatements based on the effects of the misstatements on each of the company’s financial statements and the related financial statement disclosures. The SAB is effective for financial statements issued for fiscal years ending after November 15, 2006. The adoption of SAB 108 did not have an impact on the Company’s consolidated financial position or results of operations.

In September 2006, FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). This standard clarifies the principle that fair value should be based on the assumptions that market participants would use when pricing an asset or liability. Additionally, it establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. This standard is effective for financial statements issued for fiscal years beginning after November 15, 2007. The adoption of SFAS 157 did not have an impact on the Company’s consolidated financial position or results of operations.

In February 2008, the FASB issued FSP No. 157-2, Effective Date of FASB Statement No. 157 (“FSP 157-2”), which delayed the effective date by which companies must adopt certain provisions of SFAS 157. FSP 157-2 defers the effective date of SFAS 157 for all nonfinancial assets and nonfinancial liabilities, except for items that are

BRAD FOOTE GEAR WORKS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2007

(In thousands, except as noted)

Note 1—Nature of business and summary of significant accounting policies (continued)

recognized or disclosed at fair value in the financial statements on a recurring basis, to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. On January 1, 2009, the Company adopted the provision of SFAS 157 as it relates to the disclosure requirements for all nonfinancial assets and nonfinancial liabilities. The adoption had no impact on the Company’s consolidated financial position or results of operations.

In February 2007, FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—including an amendment of FASB Statement No. 115 (“SFAS 159”), which provides a fair value measurement option for eligible financial assets and liabilities. Under SFAS 159, an entity is permitted to elect to apply fair value accounting to a single eligible item, subject to certain exceptions, without electing it for other identical items and include unrealized gains and losses in earnings. The fair value option established in this pronouncement is irrevocable, unless a new election date occurs. This standard reduces the complexity in accounting for financial instruments and mitigates volatility in earnings caused by measuring related assets and liabilities differently. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The adoption of SFAS 159 did not have an impact on the Company’s consolidated financial position or results of operations.

In December 2007, FASB issued SFAS No. 141 (revised 2007), Business Combinations (“SFAS 141(R)”), which establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. SFAS 141(R) also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS 141(R) is effective for fiscal years beginning after December 15, 2008. The adoption of SFAS 141(R) did not have an impact on the Company’s consolidated financial position or results of operations.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (“SFAS 160”), which establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The adoption of SFAS 160 did not have an impact on the Company’s consolidated financial position or results of operations.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS 161”). This statement is intended to enhance required disclosures regarding derivatives and hedging activities, including enhanced disclosures regarding how: (a) an entity uses derivative instruments; (b) derivative instruments and related hedged items are accounted for under SFAS 133; and (c) derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. The adoption of SFAS 161 did not have an impact on the Company’s consolidated financial position or results of operations.

In December 2008, the FASB issued FSP No. 140-4 and FIN 46(R)-8, Disclosure by Public Entities (Enterprise) about Transfers of Financial Assets and Interests in Variable Interest Entities (“FSP 140-4 and FIN 46(R)-8”), which amends SFAS No. 140, Accounting for Transfers and Extinguishments of Liabilities, to require public entities to provide additional disclosures about transfers of financial assets. Additionally, FSP 140-4 and FIN 46(R)-8 amends FIN 46(R) to require public enterprises, including sponsors that have a variable interest in a variable interest entity, to provide additional disclosures about the involvement with variable interest entities. This standard is effective for financial statements issued after December 31, 2008. The adoption of 140-4 and FIN 46(R)-8 did not have an impact on the Company’s consolidated financial position or results of operations.

BRAD FOOTE GEAR WORKS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2007

(In thousands, except as noted)

Note 2—Consolidation of variable interest entity

Brad Foote leases two buildings in Cicero, Illinois and one building in Pittsburgh, Pennsylvania.  On May 31, 2007, BFG Acquisition, LLC, an Illinois limited liability company whose sole member is the wife of the Company’s chief executive officer and primary shareholder, entered into a purchase agreement for one of the buildings in Cicero, Illinois (“Cicero property”) and the one building in Pittsburgh, Pennsylvania (“Pittsburgh property”) under the sole member ownerships of BFG Cicero, LLC and BFG Pittsburgh, LLC, respectively (collectively, “the LLCs”).  Final settlement dates for Cicero property and Pittsburgh property were August 14, 2007 and October 5, 2007, respectively.  As defined by FIN 46(R), the LLCs are deemed VIEs, and the Company is considered the primary beneficiary.  The Company has therefore consolidated the assets and liabilities of the BFG Cicero LLC as of September 30, 2007, which is comprised primarily of building, land, and the related debt incurred on the property.  As a final settlement for the Pittsburgh property occurred subsequent to September 30, 2007, the Company consolidated the land and building of the BFG Pittsburgh, LLC as of October 5, 2007. The LLCs are jointly and severally liable on the debt, there are no financial covenants, and there is no recourse provision or guarantee of the debt by Brad Foote or the Company. Interest accrued as of September 30, 2007 was $22.  Refer to Note 4, “Long-term debt” for further information on the long-term debt associated with VIE. During the nine months ended September 30, 2007, the Company recognized a loss of $27 related to the consolidation of the LLCs.

The following table summarizes the balance sheets for our consolidated VIE as of September 30, 2007.

BFG Cicero, LLC
Assets:

Land	$944
Buildings	1,476
Less: Accumulated depreciation	(5)
Net land and buildings	2,415
Total assets	$2,415

Liabilities and member’s equity:
Liabilities
Accrued expenses	$22
Current maturities of long-term debt	422
Long-term debt	1,653
Total liabilities	2,097
Member’s equity
Additional paid-in capital	345
Retained deficit	(27)
Total liabilities and member’s equity	$2,415

BRAD FOOTE GEAR WORKS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2007

(In thousands, except as noted)

Note 3—Accrued liabilities

Accrued liabilities as of September 30, 2007 consisted of the following:

Accrued operating expenditures	$1,335
Accrued payroll, employee benefits, and related taxes	1,203
Accrued interest	32
Other	152
Total accrued liabilities	$2,722

Note 4—Long-term debt

Long-term debt as of September 30, 2007 consisted of the following:

2007 Revolving Note, due June 2008	$5,582
2006 Term Note, due January 2011	5,266
2006 Equipment Line Note, due 2012	10,083
2007 Equipment Line Note, due 2013	4,524
Long-term debt associated with VIE (Note 2)	2,075
Total long-term debt	27,530
Less current maturities	(10,014)
Total long-term debt, less current maturities	$17,516

Brad Foote Master Loan and Security Agreement

The Company’s outstanding senior debt are facilitated through Bank of America (formerly known as, “LaSalle Bank National Association”), pursuant to a master Loan and Security Agreement, dated as of January 17, 1997 and amendments thereto (the “Loan Agreement”). All agreements and amendments in place as of September 30, 2007 are subject to the terms of the Loan Agreement, which includes certain covenants and collateral provisions.

The Loan Agreement, amended in June 2007, includes several negative covenants, which limit Brad Foote’s ability to, among other things, (i) issue distributions or dividends; (ii) obtain external financing from other financial institutions or related parties over a defined amount; or (iii) issue principal payments on other subordinated debt. The Loan Agreement also includes financial covenants, which require Brad Foote to maintain: (i) a quarterly ratio of total unsubordinated debt to tangible net worth of not greater than 3.5 to 1.0; and (ii) an annual cash flow coverage ratio of not less than 1.3 to 1.0. These ratios include non-GAAP measures specifically defined in the Loan Agreement. Violations of these covenants may render the underlying obligations immediately due and payable. Brad Foote is also required to submit audited financial statements within 120 days following the close of each fiscal year.

All agreements executed under the terms of the Loan Agreement are secured by substantially all of the assets of Brad Foote, and are senior in priority to obligations to other parties.

As of September 30, 2007, Brad Foote was in violation of its debt covenant related to a maximum total unsubordinated debt to tangible net worth ratio of 3.5 to 1.  On October 18, 2007, Brad Foote executed an amendment to the Loan Agreement with Bank of America (“the Amendment”) due to the sale of the Company, as discussed in Note 11 “Subsequent events.” This amendment waived the violation of the change in control provisions in the Loan Agreement and modified the financial covenants to increase the limitations on debt and distributions and require annual audited financial statements, among other changes.

BRAD FOOTE GEAR WORKS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2007

(In thousands, except as noted)

Note 4—Long-term debt (continued)

Outstanding obligations under the Loan Agreement as of September 30, 2007, are as follows:

2007 Revolving Note, due June 2008

On June 30, 2007, Brad Foote entered into an amendment of a previously existing revolving note agreement, which provided for maximum borrowings of $6,500 (the “2007 Revolver”).  The 2007 Revolver bears interest on the outstanding principal balance, at the Company’s option, of prime rate minus 1.0% or the London Interbank Offered Rate (“LIBOR”) plus 1.75%. The rate as of September 30, 2007 was 6.75%. The entire balance of this note is classified in current liabilities on our consolidated balance sheet as of September 30, 2007. Additionally, $918 was available for borrowings on the 2007 Revolver as of September 30, 2007.

2006 Term Note, due January 2011

On February 1, 2006, Brad Foote entered into a term note for an aggregate principal sum of $7,899, with monthly principal payments of $132 commencing on February 28, 2006, with final payment due on January 31, 2011 (the “2006 Term Note”). Interest on the 2006 Term Note is variable, calculated at the prime rate minus 1.0%. The Company has a one-time option to convert the 2006 Term Note to a fixed rate. As of September 30, 2007, the Company has not exercised this conversion option, and the rate was 6.75%.

2006 Equipment Line Note, due 2012

On November 10, 2006, Brad Foote entered into an amendment of a previously existing equipment line note agreement, for total maximum borrowings of $11,000 (the “2006 Equipment Line”). The 2006 Equipment Line included an option to convert the obligation to a term note on April 29, 2007. This conversion was effected, making the outstanding principal balance payable in monthly principal installments of $183 commencing on May 31, 2007, maturing on April 30, 2012. The 2006 Equipment Line bears interest at the prime rate minus 1.0%. The rate at September 30, 2007 was 6.75%.

2007 Equipment Line Note, due 2013

On June 30, 2007 Brad Foote entered into an equipment line note agreement, for total maximum borrowings of $9,000 (the “2007 Equipment Line”). The 2007 Equipment Line includes an option to convert the obligation to a term note on June 30, 2008. As of September 30, 2007, the Company intends to exercise this conversion option, and is therefore accounting for the 2007 Equipment Line as a long-term debt obligation. Upon conversion, the 2007 Equipment Line calls for monthly payments commencing on July 31, 2008, and maturing on June 30, 2013. The 2007 Equipment Line will bear interest, at the Company’s option, at the prime rate minus 1.0% or a fixed rate of 2.0% above a rate to be determined based on yields of U.S. Treasury Notes for terms and maturities comparable to those of the 2007 Equipment Line. The rate at September 30, 2007 was 6.75%.

Long-term debt associated with VIE (Note 2)

As disclosed in Note 2, the Company has consolidated $2,075 of debt related to a variable interest entity for which the Company is the primary beneficiary as defined by FIN 46(R). The consolidated debt of the BFG Cicero LLC described in Note 2 is payable in quarterly installments of principal of $21 plus accrued and unpaid interest, bears interest at a rate of prime minus 1.0%, and matures on July 31, 2012. The debt names the LLC as joint and several obligors, and contains no recourse provisions to Brad Foote or the Company.

BRAD FOOTE GEAR WORKS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2007

(In thousands, except as noted)

Note 4—Long-term debt (continued)

Maturities of long-term debt for each of the five years following September 30, 2007 are as follows:

Period ending,	Principal amount of long-term debt
2007 (remaining 3 months)	$6,862
2008	4,432
2009	5,122
2010	5,122
2011	3,674
2012	1,935
Thereafter	383
Total	$27,530

Note 5—Interest rate swaps

In 2006, the Company entered into two interest rate swap agreements to minimize the impact of interest rate fluctuations on its debt. Interest rate swap agreements involve exchanges of fixed or floating rate interest payments periodically over the life of the agreement without the exchange of the underlying principal amounts.  Under the provisions of SFAS 133, all derivatives are measured at fair value and recognized as either assets or liabilities in the Company’s balance sheet. The accounting for changes in the fair value of a derivative is dependent upon the use of the derivative and its resulting designation. Unless specific hedge accounting criteria are met, changes in fair value must be recognized currently in earnings. The Company’s interest rate swaps do not qualify for hedge accounting under SFAS 133. Therefore, the Company is required to recognize the swap at its fair market value and record the fluctuations in the fair value of the swap in current earnings. The loss related to these fluctuations was $101 for the nine months ended September 30, 2007, and is recognized within other income or expense. The fair market value of the interest rate swaps of $234 is recorded as a long-term liability as of September 30, 2007 on the consolidated balance sheet.

Note 6—Capital leases

The Company leases equipment from various financing companies under capital leases with terms that extend to 2012. The economic substance of the lease is that the Company is financing the acquisition of the assets through the leases, and accordingly, it is recorded in the Company’s assets and liabilities. Amortization of the capital leases has been included in depreciation expense. Depreciation expense for the nine months ended September 30, 2007 was $60.  The cost basis and accumulated depreciation of assets recorded under capital leases, which are included in machinery and equipment as of September 30, 2007 are as follows:

Machinery and equipment	$723
Accumulated depreciation	(302)
Net book value	$421

BRAD FOOTE GEAR WORKS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2007

(In thousands, except as noted)

Note 6—Capital leases (continued)

The following is a schedule of future minimum payments required under capital leases:

Period ending,	Minimum payments on capital lease obligations
2007 (remaining 3 months)	$41
2008	163
2009	117
2010	70
2011	68
2012	24
Thereafter	—
Total	483
Less: amount representing interest	(56)
Less: current maturities	(138)
Capital lease obligations, net of interest due and current maturities	$289

Note 7—Income taxes

FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a minimum recognition threshold for a tax provision taken or expected to be taken in a tax return that is required to be met before being recognized in the financial statements.  FIN 48 also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure, and transition.  There was no liability recorded as of September 30, 2007.

It is the Company’s policy to include interest and penalties in tax expense.  During the nine months ended September 30, 2007, the Company recognized approximately $4 of interest and penalties.  There was no liability recorded as of September 30, 2007.

Because of the Company’s Subchapter S status, no provision was made for income taxes for the nine months ended September 30, 2007.  Brad Foote’s net loss for the nine months ended September 30, 2007 was included in the personal tax returns of the Company’s shareholders and no liability was recorded.  Generally, open tax years range from 3 to 5 years.

Note 8—Employee benefit plans

The Company sponsors a defined contribution savings plan that allows substantially all employees to contribute a portion of their pre-tax and/or after-tax income up to statutory limits. The plan requires the Company to match 50% of the participants’ contributions up to 4% of the participants’ compensation.  Total costs incurred under these plans for the nine months ended September 30, 2007 was $129.

Note 9—Operating leases

The Company leases various property and equipment under lease agreements of varying terms extending to 2012. Rental expense attributed to third party operating leases was $413 for the nine months ended September 30, 2007.

BRAD FOOTE GEAR WORKS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2007

(In thousands, except as noted)

Note 9—Operating leases (continued)

Following is a schedule of future minimum rental payments required under the Company’s operating  leases as of September 30, 2007:

Period ending,	Minimum payments on lease obligations
2007 (remaining 3 months)	$248
2008	1,160
2009	1,143
2010	1,165
2011	1,183
2012	1,203
Thereafter	5,716
Total minimum required lease payments	$11,818

Note 10—Commitments and contingencies

Purchase commitments

In 2007, Brad Foote entered into a contract with a foreign vendor to purchase equipment totaling 16,843 Euros, with expected shipment dates beginning in the fourth quarter of 2007 and ending in the second quarter of  2010. This commitment price is fixed in Euros and the Company has no foreign currency hedge on this commitment. As of September 30, 2007, the Company had made payments of 2,630 Euros on this contract, and accordingly recorded total net foreign currency losses in the statement of operations of $131 due to the decline in the value of the U.S. Dollar relative to the Euro. Until full payment of amounts due on this contract, if a forward hedge is not executed, the Company remains exposed to future foreign currency fluctuation.

The following table presents the projected amounts of future cash commitments in Euros, based on the estimated shipment dates of the individual equipment items remaining to be purchased:

Period ending,	Euros
2007 (remaining 3 months)	€240
2008	10,373
2009	2,150
2010	1,450
Total commitment	€14,213

The Company uses derivative financial instruments to manage well-defined commodity price risks and does not use them for speculation or trading purposes. Specifically, the Company uses forward contracts to reduce the volatility of electricity prices. These contracts meet the settlement requirements under SFAS No. 133 and qualify for the normal purchases and normal sales exclusions as defined by SFAS No. 133. The Company has also committed to a long-term agreement to purchase 100% of its electricity requirements from a single provider through January 2009, a portion of which are purchased at fixed prices. The committed electricity quantities are substantially lower than Brad Foote’s actual energy usage; hence, the Company’s exposure is considered minimal.

BRAD FOOTE GEAR WORKS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2007

(In thousands, except as noted)

Note 10—Commitments and contingencies (continued)

Environmental remediation liabilities

During 2007, Phase I Environmental Site Assessments (“ESAs”) were performed at each of Brad Foote’s operating facilities. The Phase I ESAs included one owned property acquired by the Company, and the leased properties at Cicero, Illinois and Pittsburgh, PA.  The Phase I ESA’s indicated the potential existence of several reportable environmental conditions at the sites; however the Company has not performed full environmental assessments at any of the sites. The Company is not aware of any ongoing legal or regulatory environmental matters relating to the sites, and has not identified any circumstances or events that would require the Company to take action on any of the conditions identified or other conditions not specifically noted in the Phase I ESAs.

The Company has no known short- or long-term obligations relating to any of its operating sites, and has no reason to believe its intended use of its owned or leased properties will result in probable future environmental remediation liabilities. Until such time as the Company obtains thorough environmental assessments, either through voluntarily or compulsory action, it cannot determine a reasonable estimate of any future liabilities, or a reasonable range thereof. Accordingly, the Company has not recognized any liability or expense relating to such liabilities in its balance sheet or statement of operations as of and for the nine months ended September 30, 2007.

As required by AICPA Statement of Position 96-1, Environmental Remediation Liabilities (“SOP 96-1”), the Company will record liabilities when environmental assessment indicates that site remediation efforts are probable and the costs can be reasonably estimated. The Company will measure such liabilities based on all information available, including currently enacted laws and regulations, professional assessments, existing technology, site-specific costs, and cost-sharing arrangements. Such estimates involve the judgment and assumptions of management, and any changes in assumptions or new information could lead to increases or decreases in the Company’s ultimate liability, with any such changes recognized immediately in earnings.

Legal proceedings

The Company is also subject to legal proceedings in the normal course of business. In accordance with SFAS No. 5, Accounting for Contingencies, we accrue for costs related to loss contingencies when such events are probable and reasonably estimable. Management believes these proceedings do not have a material adverse effect on the consolidated financial statements.

Other

The Company has collective bargaining agreements at both its Pittsburgh and Cicero facilities with the United States Workers of America. Both agreements are currently under contract and these agreements are scheduled to expire in October 2009 and February 2010.

Note 11—Subsequent events

Sale of Brad Foote

On October 19, 2007, Broadwind acquired all outstanding common stock of Brad Foote.  The aggregate consideration paid was $134,759, which includes $685 of transaction-related acquisition costs.  The total cash consideration included $64,146 plus an amount equal to the tax cost of the Company’s shareholders making an election under Section 338(h)(10) of the Internal Revenue Code of $5,782.  Total stock consideration included $64,146 of Broadwind’s common stock.  Broadwind also acquired the assets and liabilities of the LLCs, effective February 11, 2008, as described in Note 2 “Consolidation of variable interest entity.”